Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Northeast Bancorp (the "Company") on Form 10-K for the fiscal year ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), James D. Delamater, as Chief Executive Officer of the Company, and Robert S. Johnson, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C.  1350, as adopted pursuant to  906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

     (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ James D. Delamater
James D. Delamater
Chief Executive Officer
September 27, 2002

/s/ Robert S. Johnson
Robert S. Johnson
Chief Financial Officer

September 27, 2002

This certification accompanies this Report pursuant to  906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Further, this certification is being made for the exclusive purpose of compliance by the CEO and CFO of the Company with the requirements of  906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed, or used by any person or for any reason other than as specifically required by law.